Exhibit 10.1

share SUBSCRIPTION AGREEMENT

PharmaCyte Biotech, Inc.

23046 Avenida de la Carlota, Suite 600

Laguna Hills, California 92653

Attn: Kenneth L. Waggoner

Dear Mr. Waggoner:

The undersigned (“Subscriber”) hereby subscribes for thirty million (30,000,000) shares of restricted common stock (“Shares”), par value $0.0001 per share (“Common Stock”), of PharmaCyte Biotech, Inc., a Nevada corporation (“Company”), at a cash purchase price per share of $0.005 (“Purchase Price”).

1.                  Subscription. Subject to the terms and conditions hereof, the Subscriber agrees to pay One Hundred Fifty Thousand Dollars ($150,000.00) by check or wire transfer of immediately available funds as total consideration (“Payment”) for the Subscriber’s Shares. Subscriber agrees that the Payment shall be made within five (5) days of the “Date of Execution” (the date of such payment, “Payment Date”). The Subscriber agrees that regardless of the date of the Payment Date, the Purchase Price will not change. The Subscriber acknowledges and agrees that this subscription is irrevocable by the Subscriber but is subject to acceptance by the Company. The Subscriber agrees that it will have no rights as a holder of Common Stock until the Payment is received by the Company.

2.                  Subscription Compliance. The Subscriber agrees that this subscription is subject to the following terms and conditions:

The Company shall have the right, in its sole discretion, to: (i) accept or reject this subscription; (ii) determine whether this Share Subscription Agreement (“Agreement”) has been properly completed by the Subscriber; and (iii) determine whether the Subscriber has met all of the Company’s requirements for investment in the Shares. If the Company deems this subscription to be defective, deficient or otherwise non-compliant with the terms of this offering, the Subscriber’s funds will be returned promptly to the Subscriber without interest or deduction.

3.                  Receipt of Information.

a.                  The Subscriber has reviewed a copy of the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and current reports on Form 8-K. The Subscriber has such knowledge and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the Company.

b.                  The Subscriber has had the opportunity to ask questions of and receive answers from the Company concerning the terms and conditions of the offering of the Shares by the Company and to obtain any additional information the Subscriber has requested which is necessary to verify the accuracy of the information furnished to the Subscriber concerning the Company and such offering.

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4.                  Representations and Warranties of Company. In connection with the Sale of the Shares, the Company hereby represents and warrants to the Subscriber as follows:

a.                  The Company has all requisite power and authority to execute, deliver, and perform its obligations under this Agreement, and, when executed and delivered by the Subscriber, shall constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity);

b.                  The Shares have been duly authorized and, when conveyed by the Company to the Subscriber on the Payment Date, all in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable;

c.                  Neither the execution or delivery of this Agreement, nor any other documents required to be executed and delivered by the Company pursuant to this Agreement, nor the consummation of the transaction contemplated hereby: (i) conflicts with or constitutes any violation or breach; or (ii) gives any other person any rights (including, but not limited to, any legal rights to acceleration, termination, cancellation or recession) under any document or agreement to which the Company is a party. Neither the Company’s entry into this Agreement, nor the Company’s representations made in this Agreement, constitute a violation of any order or applicable law that the Company or to which the Company’s assets are bound by or subject; and

d.                  The Company is a corporation validly existing and in good standing under the laws of the State of Nevada.

5.                  Representations of Subscriber. In connection with the purchase of the Shares, the Subscriber hereby represents and warrants to the Company as follows:

a.                  The Subscriber is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (“Securities Act”);

b.                  The Shares are being purchased for the Subscriber’s own account without the participation of any other person, with the intent of holding the Shares for investment and without the intent of participating, directly or indirectly, in a distribution of the Shares and not with a view to, or for a resale in connection with, any distribution of the Shares or any portion thereof, nor is the Subscriber aware of the existence of any distribution of the Company’s securities. Furthermore, the Subscriber has no present intention of dividing the Shares with others or reselling or otherwise disposing of any portion of the Shares, either currently or after the passage of a fixed or predeterminable period of time, or upon the occurrence or nonoccurrence of any predetermined event or circumstance;

c.                   The Subscriber has no need for liquidity with respect to its purchase of the Shares and is able to bear the economic risk of an investment in the Shares for an indefinite period of time and is further able to afford a complete loss of such investment;

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d.                  The Subscriber recognizes that the Shares will be sold to the Subscriber without registration under any United States federal or other law relating to the registration of securities for sale;

e.                   The Subscriber is aware that any resale of the Shares cannot be made except in accordance with the registration requirements of the Securities Act or an exemption therefrom;

f.                    The Subscriber represents and warrants that all offers and sales of the Shares shall be made pursuant to an exemption from registration under the Securities Act or pursuant to registration under the Securities Act, and the Subscriber will not engage in any hedging or short selling transactions with regard to the Shares;

g.                  The Subscriber is not acquiring the Shares based upon any representation, oral or written, by any person with respect to the future value of, or income from, the Shares but rather upon an independent examination and judgment as to the prospects of the Company;

h.                  The Subscriber understands that the Company has had a limited operating history, and, as a result, its operations have produced no revenues from its products and that the Company has incurred expenses and has sustained losses. The Subscriber further understands that the Company’s operations are subject to all the risks inherent in the establishment of a biotechnology company. The Subscriber appreciates and understands the risks involved with investing in a Company with a limited operating history and has read and understands the risk factors and other information set forth in the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) on August 13, 2019 (“Annual Report”). The Annual Report and any future filings made with the SEC pursuant to the Securities Exchange Act of 1934, as amended (“Exchange Act”), can be obtained by visiting the SEC’s website at http://www.sec.gov. The Subscriber agrees that it is not relying on any other written information which may have been provided by the Company;

i.                    The Subscriber represents, warrants and agrees that it will not sell or otherwise transfer the Shares without registration under the Securities Act or an exemption therefrom, and fully understands and agrees that the Subscriber must bear the economic risk of its purchase because, among other reasons, the Shares have not been registered under the Securities Act or under the securities laws of any state and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act and under the applicable securities laws of such states, or an exemption from such registration is available. In particular, the Subscriber is aware that the Shares are “restricted securities,” as such term is defined in Rule 144 promulgated under the Securities Act (“Rule 144”), and they may not be sold pursuant to Rule 144 unless all of the conditions of Rule 144 are met by the Subscriber;

j.                    The Company has made no representations or warranties as to the suitability of the Subscriber’s investment in the Company, the length of time the undersigned will be required to own the Shares or the profit to be realized, if any, as a result of investment in the Company. Neither the Company nor its counsel has made an independent investigation on behalf of the Subscriber, nor has the Company, by and through itself and counsel, acted in any advisory capacity to the Subscriber;

k.                  The Shares were not offered to the Subscriber by means of publicly disseminated advertisement or sales literature, nor is the Subscriber aware of any offers made to other persons by such means; and

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l.                    All information which the Subscriber has provided to the Company concerning the Subscriber is correct and complete as of the date set forth at the end of this Agreement, and if there should be any material adverse change in such information prior to receiving notification that this subscription has been accepted, the Subscriber will immediately provide the Company with such information.

6.                  Agreements of Subscriber. The Subscriber agrees as follows:

a.                   The sale of the Shares by the Company has not been recommended by any United States federal or other securities commission or regulatory authority. Furthermore, the foregoing authorities have not confirmed the accuracy or determined the adequacy of this Agreement or of any of the Company’s filings with the SEC;

b.                  The Shares will not be offered for sale, sold, or transferred other than pursuant to: (i) an effective registration under the Securities Act or in a transaction otherwise in compliance with the Securities Act; and (ii) evidence satisfactory to the Company of compliance with the applicable securities laws of other jurisdictions. The Company shall be entitled to rely upon an opinion of counsel satisfactory to it with respect to compliance with these laws;

c.                   The Company is under no obligation to register the Shares or to comply with any exemption available for sale of the Shares without registration, and the information necessary to permit routine sales of securities of the Company under Rule 144 of the Securities Act may not be available when the Subscriber desires to resell them pursuant to Rule 144 of the Securities Act. The Company is under no obligation to act in any manner so as to make Rule 144 available with respect to the Shares;

d.                  The Company may, if it so desires, refuse to permit the transfer of the Shares unless the request for transfer is accompanied by an opinion of counsel acceptable to the Company to the effect that neither the sale nor the proposed transfer will result in any violation of the Securities Act or the applicable securities laws of any other jurisdiction; and

e.                   A legend indicating that the Shares have not been registered under such securities laws and referring to the restrictions and transferability of the Shares may be placed on the stock certificates delivered to the Subscriber or any substitutes thereof and any transfer agent of the Company may be instructed to require compliance therewith.

7.                  Closing. The Subscriber understands and agrees that the Company intends to issue the Shares upon receipt by the Company of this Agreement, including the Questionnaire attached to this Agreement, together with the Subscriber’s funds and certain other documents to be delivered to the Company by the Subscriber. The Subscriber further understands that there may be conditions to closing this subscription which if not met may result in the return of the subscription hereunder.

8.                  Indemnification of the Company. The undersigned understands the meaning and legal consequences of the representations and warranties contained in this Agreement and hereby agrees to indemnify and hold harmless, the Company, its respective agents, directors, officers, employees, attorneys and affiliates from and against any and all damages, losses, costs and expenses (including attorneys’ fees) which they or any of them may incur by reason of the failure of the Subscriber to fulfill any of the terms of this Agreement, or by reason of any breach of the representations and warranties made by the Subscriber, or in any document provided by the Subscriber to the Company.

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9.                  Representative Capacity. The Subscriber represent and warrants that the individual signing on behalf of the Subscriber has all right and authority, in his or her capacity as an officer, managing member, managing partner or other duly authorized representative of the Subscriber to make such decision to invest in the Company and to execute and deliver this Agreement on behalf of the Subscriber, enforceable in accordance with its terms.

10.                Subscription Not Revocable. The undersigned hereby acknowledges and agrees that the Subscriber is not entitled to cancel, terminate or revoke this Agreement or any agreement or document of the Subscriber related to this Agreement and that this Agreement shall survive the dissolution, death or disability of the person signing this Agreement on behalf of the Subscriber.

11.                Restrictions on Transferability. The Subscriber understands and agrees that the Shares shall not be sold, pledged, hypothecated or otherwise transferred unless the Shares are registered under the Securities Act and applicable state securities laws or an exemption from such registration is available.

12.                Governing Law; Jurisdiction; Jury Trial. This Subscription Agreement is being delivered and is intended to be performed in the State of California and shall be construed and enforced in accordance with the laws of the State of Nevada which shall govern the rights of parties without regard to conflict of laws principles. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Orange County, California for the adjudication of any dispute arising out of or related to this Agreement or with any transaction contemplated by this Agreement or discussed herein, and hereby irrevocably waives, and agrees not to assert in any lawsuit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such lawsuit, action or proceeding is brought in an inconvenient forum or that the venue of such lawsuit, action or proceeding is improper. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

13.                Numbers and Gender. In this Agreement, the masculine gender includes the feminine gender and the neuter, and the singular includes the plural, where appropriate to the context.

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QUESTIONNAIRE

ACCREDITED INVESTOR STATUS

Please check one or more of the following definitions of “accredited investor,” if any, which applies to you. If none of the following applies to you, please leave a blank.

____ (a)	A Bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended; an insurance company as defined in Section 2(13) of the Securities Act of 1933, as amended; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, or its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are Accredited Investors.

____ (b)	A Private Business Development Company as defined in Section 202(a) (22) of the Investment Advisers Act of 1940.

____ (c)	An organization described in Section 501(c)(3) of the Internal Revenue Code or corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

____ (d)	A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of purchase exceeds $1,000,000, excluding the value of the person’s primary residence.

____ (e)	A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

____ (f)	Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D.

____ (g)	Any entity in which all of the equity owners are Accredited Investors.

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Your signature on this Signature Page evidences your agreement to be bound by the Questionnaire and the Share Subscription Agreement.

The undersigned represents that (a) they have read and understands this Subscription Agreement, (b) the information contained in this Questionnaire is complete and accurate and (c) they will contact the Company immediately if any material change in any of this information occurs before the acceptance of his/her subscription and will promptly sent the Company written confirmation of such change.

IN WITNESS WHEREOF, the undersigned has executed this Questionnaire and Subscription Agreement on the date set forth below.

Date of Execution: January 17, 2020

Homie Doroodian

By: /s/ Homie Doroodian
Name: Homie Doroodian
Address: 1541 N. Martel Avenue
Los Angeles, California 90046

Approved this 17th day of January 2020

PharmaCyte Biotech, Inc.

By: /s/ Kenneth L. Waggoner
Name:  Kenneth L. Waggoner
Title: Chief Executive Officer

President and General Counsel

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